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Atheros Announces Financial Results for Q3 2008

Fourteenth Consecutive Quarter of Revenue Growth

SANTA CLARA, Calif., Oct. 27, 2008— Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless and wired network communications solutions, today announced financial results for its third quarter ended Sept. 30, 2008.

Revenue in the third quarter was a record $138.1 million, compared with $121.5 million reported in the second quarter of 2008 and $106.3 million reported in the third quarter of 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded third quarter net income of $10.1 million or $0.16 per diluted share. This compares with GAAP net income of $10.1 million or $0.16 per diluted share in the second quarter of 2008. GAAP net income in the third quarter of 2007 was $9.7 million or $0.16 per diluted share. Total cash, cash equivalents and short-term marketable securities were $274.1 million at Sept. 30, 2008, up $21.5 million from the prior quarter.

Atheros reports gross margins, operating expenses, operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the other-than-temporary impairment of long-term investments and the tax impact of these excluded items. A reconciliation of preliminary GAAP to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margin in the third quarter was 49.4 percent, compared with 50.8 percent in the second quarter of 2008 and 49.3 percent in the third quarter of 2007. Non-GAAP operating income was 17.7 percent of revenue, compared with 16.6 percent in the second quarter of 2008 and 17.0 percent in the third quarter of 2007.

Non-GAAP net income in the third quarter was $23.4 million or $0.37 per diluted share, compared with $19.3 million or $0.31 per diluted share in the second quarter of 2008 and $16.9 million or $0.28 per diluted share in the third quarter of 2007.

"We are pleased to report our 14th consecutive quarter of revenue growth,” said Dr. Craig Barratt, president and chief executive officer.  “Our 14 percent sequential increase in revenue was driven by strength in each of our three channels - PC, Networking and Consumer. Demand for our expanded family of 802.11n products was particularly strong while our 802.11g solutions continue to be incorporated into a wide variety of value-oriented laptops, networking products and consumer devices,” Dr. Barratt said.

Recent Atheros Highlights

▪	October 27, 2008
Atheros Launches Align™ 1-Stream Solutions Leveraging 802.11n Specification to Provide Upgrade from Legacy 11g

▪	September 29, 2008
Atheros Appoints Amir Faintuch as Vice President and General Manager to Lead Mobile Wireless Business Unit

▪	September 22, 2008
Atheros Named to FORTUNE’s 100 Fastest-Growing Companies List

▪	August 11, 2008
Atheros XSPAN PC Solutions Are First to Achieve Cisco Compatible Extensions Version 5 Certification

Conference Call

Atheros will broadcast its third quarter financial results conference call today, Monday, Oct. 27, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, dial 210-234-0024 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 888-562-4471 and use the pass code 2843767.

Atheros’ financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Please access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

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NOTE: Atheros, the Atheros logo, Align and XSPAN are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including our anticipated growth and the continued incorporation of our 802.11g solutions in a variety of products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to the impacts of competition, technological advances; general economic conditions; difficulties in the development of new products and technologies; whether Atheros is successful in marketing and selling its products; and other risks detailed in Atheros' Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenue	$138,064	$106,307	$374,100	$302,633
Cost of goods sold	69,939	54,048	186,458	154,823
Gross profit	68,125	52,259	187,642	147,810
Operating expenses:
Research and development	30,859	25,772	90,860	74,006
Sales and marketing	13,471	9,508	37,913	26,821
General and administrative	7,034	5,864	19,337	15,377
Amortization of acquired intangible assets	2,927	1,790	9,346	5,358
Total operating expenses	54,291	42,934	157,456	121,562

Income from operations	13,834	9,325	30,186	26,248
Interest income, net	2,354	3,064	6,718	8,326
Impairment of long-term investments	(4,385)	-	(10,842)	-
Provision for income taxes	(1,715)	(2,718)	(2,432)	(8,022)
Net income	$10,088	$9,671	$23,630	$26,552

Basic earnings per share	$0.17	$0.17	$0.40	$0.48
Diluted earnings per share	$0.16	$0.16	$0.38	$0.45

Shares used in computing basic earnings per share	60,146	56,218	59,554	55,481

Shares used in computing diluted earnings per share	62,624	59,576	62,062	58,999

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$274,105	$219,544
Accounts receivable, net	91,006	58,002
Inventory	52,118	35,497
Deferred income taxes and other current assets	16,804	16,084
Total current assets	434,033	329,127

Property and equipment, net	14,162	13,492
Long-term investments	21,745	30,453
Goodwill and acquired intangible assets	127,830	136,125
Deferred income taxes and other assets	17,699	12,940
	$615,469	$522,137

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$106,385	$76,844

Deferred income taxes and other long-term liabilities	46,712	43,836

Stockholders' equity	462,372	401,457
	$615,469	$522,137

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP net income	$10,088	$9,671	$23,630	$26,552
Stock-based compensation:
Cost of goods sold	145	146	441	391
Research and development	4,058	3,457	11,636	9,011
Sales and marketing	2,145	1,353	6,038	3,443
General and administrative	1,260	850	3,439	2,297
Total stock-based compensation	7,608	5,806	21,554	15,142

Acquisition-related charges:
Amortization of acquired intangible assets	2,927	1,790	9,346	5,358
Other acquisition-related charges	3	1,163	945	1,418

Impairment of long-term investments	4,385	-	10,842	-

Net tax effect of non-GAAP adjustments	(1,648)	(1,493)	(5,436)	(3,223)
Tax benefit from change in state tax filing position	-	-	(1,068)	-

Non-GAAP net income	$23,363	$16,937	$59,813	$45,247

Shares used in computing non-GAAP basic earnings per share	60,146	56,218	59,554	55,481

Shares used in computing non-GAAP diluted earnings per share	62,624	59,576	62,062	58,999
Non-GAAP basic earnings per share	$0.39	$0.30	$1.00	$0.82
Non-GAAP diluted net income per share	$0.37	$0.28	$0.96	$0.77

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (or “GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term marketable securities, a tax benefit resulting from a change in state tax filing position and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;
•	the ability to better identify trends in our underlying business; and
•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective as of January 1, 2006. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term marketable securities relates to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. While we have received all interest payments due on these instruments on a timely basis, we have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated values. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit resulting from a change in a state tax filing position has been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

GAAP gross profit	$68,125	$52,259	$187,642	$147,810
Amortization of acquisition-related step-up value of inventory	-	-	572	160
Stock-based compensation	145	146	441	391
Non-GAAP gross profit	$68,270	$52,405	$188,655	$148,361

GAAP gross profit as a % of revenue	49.3%	49.2%	50.2%	48.8%
Amortization of acquisition-related step-up value of inventory	-%	-%	0.1%	0.1%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	49.4%	49.3%	50.4%	49.0%

GAAP operating expense	$54,291	$42,934	$157,456	$121,562
Stock-based compensation	(7,466)	(5,660)	(21,113)	(14,751)
Acquisition-related deferred compensation	-	(1,163)	(373)	(1,258)
Amortization of acquired intangible assets	(2,927)	(1,790)	(9,346)	(5,358)
Non-GAAP operating expenses	$43,898	$34,321	$126,624	$100,195

GAAP income from operations	$13,834	$9,325	$30,186	$26,248
Amortization of acquisition-related step- up value of inventory	-	-	572	160
Stock-based compensation	7,611	5,806	21,554	15,142
Acquisition-related deferred compensation	-	1,163	373	1,258
Amortization of acquired intangible assets	2,927	1,790	9,346	5,358
Non-GAAP income from operations	$24,372	$18,084	$62,031	$48,166

GAAP income from operations as a % of revenue	10.0%	8.8%	8.1%	8.7%
Amortization of acquisition-related step- up value of inventory	-%	-%	0.1%	-%
Stock-based compensation	5.5%	5.4%	5.8%	5.0%
Acquisition-related deferred compensation	-%	1.1%	0.1%	0.4%
Amortization of acquired intangible assets	2.2%	1.7%	2.5%	1.8%
Non-GAAP income from operations as a % of revenue	17.7%	17.0%	16.6%	15.9%